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Exhibit 10.4

        August 24, 2005

Linn Energy, LLC
1700 North Highland Road, Suite 100
Pittsburgh, PA 15241

  Re:
  Credit Agreement dated as of April 13, 2005, among: Linn Energy, LLC (formerly known as Linn Energy Holdings, LLC), a Delaware limited liability company (the "Borrower"); each of the Lenders from time to time party hereto; and BNP Paribas as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") (such agreement, as amended by the First Amendment, dated May 3, 2005 and the Second Amendment, dated August 12, 2005, referred to as the "Credit Agreement").

To Whom It May Concern:

        This letter relates to the Credit Agreement. Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement. All references to sections in this letter shall be to sections of the Credit Agreement unless otherwise indicated.

        The Borrower has informed the Administrative Agent and the Lenders that it has entered into two puts on August 18th, 2005 (the "Puts"). The Borrower has further informed the Administrative Agent and the Lenders that this agreement violates Section 9.18. Accordingly, the Borrower hereby requests, and the Majority Lenders hereby agree, to waive Section 9.18 and exclude the Puts from the calculation of Swap Agreements in Section 9.18 for the period from the date of this letter to the earlier of (i) the date the Borrower demonstrates to the Lenders in writing compliance with Section 9.18 including the Puts in said calculation and (ii) January 1, 2006. Except as expressly waived herein, all covenants, obligations and agreements of the Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

        The Borrower and each Guarantor hereby expressly (a) acknowledges the terms of this letter, (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby, notwithstanding the waiver and other agreements contained herein, (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this letter, that (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except as expressly waived herein and except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) except as otherwise expressly set forth herein, no Default has occurred and is continuing.

        Neither the execution by the Administrative Agent or the Lenders of this letter, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist, which may have occurred prior to the violation of Section 9.18, or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively "Other Violations"). Similarly, nothing contained in this letter shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent's or the Lenders' right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any

Linn Energy
August 24, 2005

provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

        This letter (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

        This letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        The waiver contained in this letter shall not become effective until the Administrative Agent receives counterparts of this letter executed by the Borrower and the Lenders.

        This letter, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements among the parties.

        If the foregoing correctly states your understanding with respect to the matters stated in this letter, please acknowledge by signing in the space provided below.

Very truly yours,
BNP PARIBAS, as Administrative Agent
By:	/s/ DOUGLAS R. LIFTMAN

Name:	Douglas R. Liftman
Title:	Managing Director
By:	/s/ BETSY JOCHER

Name:	Betsy Jocher
Title:	Vice President
Accepted and Agreed to as of the date first written above by:
LINN ENERGY, LLC
By:	/s/ KOLJA ROCKOV

Kolja Rockov
Executive Vice President & Chief Financial Officer

LENDERS:	BNP PARIBAS
	By:	/s/ DOUGLAS R. LIFTMAN

	Name:	Douglas R. Liftman
	Title:	Managing Director
	By:	/s/ BETSY JOCHER

	Name:	Betsy Jocher
	Title:	Vice President
ROYAL BANK OF CANADA
	By:	/s/ JASON YORK

	Name:	Jason York
	Title:	Attorney-in-Fact
COMERICA BANK
	By:	/s/ HUMA VADGAMA

	Name:	Huma Vadgama
	Title:	Vice President
SOCIETE GENERALE
	By:	/s/ GRAEME R. BULLEN

	Name:	Graeme R. Bullen
	Title:	Director

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  Exhibit 10.4